Exhibit (j)

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Independent Auditors and Reports to Shareholders" and to the use our reports on the financial statements of the Kemper State Tax-Free Income Series - Kemper New York Tax-Free Income Fund, and Kemper California Tax-Free Income Fund dated October 17, 2000 in the Registration Statement (Form N-1A) of Kemper State Tax-Free Income Series and their incorporation by reference in the related Prospectus and Statement of Additional Information of Kemper Tax-Free Income Funds, filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 35 under the Securities Act of 1933 (Registration No. 2-81549) and in this Amendment No. 35 to the Registration Statement under the Investment Company Act of 1940 (Registration No.811-3657).





                                                            /s/ERNST & YOUNG LLP

                                                            ERNST & YOUNG LLP


Chicago, Illinois
January 29, 2001